Exhibit 99.1

BioLife Solutions Reports First Quarter 2022 Financial Results

Revenue of $36.2 million increased 115% over Q1 2021, with organic revenue growth of 45% and biopreservation media revenue growth of 53%

Affirms 2022 revenue guidance of $159.5 million to $171.0 million, reflecting year-over-year growth of 34% to 44% and organic growth of 28% to 39%

Sequential Improvement in Gross Margin and Adjusted EBITDA; on track for Continued Improvement in 2022, including positive adjusted EBITDA for the full year

Senior Management and Board to accept shares in lieu of a portion of cash compensation to signal confidence in the business

BOTHELL, Wash. (May 9, 2022) – BioLife Solutions, Inc. (Nasdaq: BLFS) (“BioLife” or the “Company”), a leading developer and supplier of class-defining bioproduction products and services for the cell and gene therapies (CGT) and the broader biopharma markets, today announced financial results for the three months ended March 31, 2022.

Mike Rice, Chairman and CEO, commented, “Our team delivered another quarter of very strong topline growth and sequential gross margin and adjusted EBITDA improvements while adeptly managing supply chain and residual quality headwinds in our freezer platform. Certain supply constraints and customer-related freezer order acceptance delays resulted in a robust order backlog as we entered the second quarter.

“We continued to make progress in mitigating supply chain risks with our ULT freezer platform and remain confident we will achieve additional improvements throughout the year,” he added. “All our growth catalysts and business fundamentals remain intact in an industry with a favorable outlook for long-term growth. We are affirming 2022 revenue guidance with strong, consistent growth expected across all our platforms, and look forward to delivering another year of record revenue.”

Operational Highlights

●

For the first quarter of 2022, we gained 189 new direct customers including 23 for biopreservation media, 7 for ThawSTAR® systems, 7 for evo® cold chain management services, 25 for CBS cryogenic freezers and accessories, 98 for Stirling ULT freezers and accessories, 25 for SciSafe® biologic storage services and 4 for Sexton cell processing products.

●

For the first quarter of 2022, we processed 12 new U.S. FDA Drug Master File cross-reference requests, indicating the planned use of CryoStor® or HypoThermosol® in pending cell and gene therapy clinical trials. To date, our biopreservation media products have been used in more than 540 customer clinical applications, including 10 approved cell and gene therapies, and in at least 10 additional therapies for which regulatory filings are expected to be submitted in 2022 and 2023. We estimate potential annual biopreservation media revenue per approved commercial application to range from $500,000 to $2 million.

●

Use of evo cold chain by CGT end customers continued to increase in Q1 2022, with courier partner shipment volume up 60% over Q1 2021. Nearly our entire fleet of evo shippers has been upgraded to a new 4G cellular radio in response to the phaseout of 2G and 3G cellular towers.

●	ULT freezer quality continued to improve as we executed additional production process improvements and completed a previously discussed supplier transition.

First Quarter 2022 Financial Results

BioLife Solutions is presenting various financial metrics under U.S. Generally Accepted Accounting Principles (GAAP) and as adjusted (non-GAAP). A reconciliation of GAAP to non-GAAP metrics appears at the end of this news release.

REVENUE

●

Total revenue for the first quarter of 2022 was $36.2 million, an increase of 115% from $16.8 million for the first quarter of 2021, with organic revenue growth of 45%. COVID-19 related revenue is estimated at 10%, compared with 15% in the fourth quarter of 2021.

o	Cell Processing platform revenue was $14.9 million, up $6.0 million, or 67% over the same period in 2021. Organic revenue growth for this platform was 53%.

o

Freezers and Thaw Systems platform revenue was $15.3 million, up $10.5 million, or 216%, over the same period in 2021. Organic revenue was down 3% due to supply chain constraints and COVID-related customer acceptance delays in our cryogenic freezer platform. Had the affected orders shipped in Q1, organic revenue for this platform would have been up 23% compared to the same period in 2021. COVID-19 related revenue is estimated at 4%.

o	Storage and Storage Services platform revenue was $6.0 million, up $2.9 million, or 95%, over the same period in 2021. Organic revenue growth was 95%. COVID-19 related revenue is estimated at 52%.

GROSS MARGIN

●

Gross margin (GAAP) for the first quarter of 2022 was 29% compared with 52% for the first quarter of 2021 and 15% for the fourth quarter of 2021. Adjusted gross margin (non-GAAP) for the first quarter of 2022 was 33% compared with 55% for the first quarter of 2021 and 18% for the fourth quarter of 2021.

●

The decline in year-over-year gross margin was primarily due to a shift in product mix after the acquisition of Global Cooling, Inc. (Stirling UltraCold), which has lower gross margin than the remainder of BioLife’s portfolio. The sequential quarter improvement in GAAP and non-GAAP gross margin was primarily due to a reduction in warranty expense for our ULT freezer platform.

OPERATING EXPENSE

●

Operating expense (GAAP) for the first quarter of 2022 was $43.9 million compared with $17.8 million for the first quarter of 2021. Adjusted operating expense (non-GAAP) for the first quarter of 2022 was $19.8 million compared with $8.8 million for the first quarter 2021.

●

The increase in GAAP and non-GAAP operating expense was primarily due to the acquisitions of Global Cooling, Inc. and Sexton Biotechnologies, Inc. in the second and third quarters of 2021, respectively. In addition, operating expenses increased due to increased accounting costs related to becoming a Large Accelerated Filer and non-cash stock compensation expense from additional restricted stock awards granted after the first quarter of 2021.

OPERATING INCOME/(LOSS)

●

Operating loss (GAAP) for the first quarter of 2022 was $7.6 million compared with operating loss of $981,000 for the first quarter of 2021. Adjusted operating loss (non-GAAP) for the first quarter of 2022 was $8.0 million compared with adjusted operating income of $494,000 for the first quarter of 2021.

NET INCOME/(LOSS)

●

Net loss (GAAP) for the first quarter of 2022 was $7.1 million compared with net loss of $1.1 million for the first quarter of 2021. Adjusted net loss (non-GAAP) for the first quarter of 2022 was $8.0 million compared with adjusted net income of $478,000 for the first quarter of 2021.

EARNINGS/(LOSS) PER SHARE

●	Basic and diluted loss per share (GAAP) for the first quarter of 2022 was $0.17 compared with basic and diluted loss per share of $0.03 for the first quarter of 2021.

ADJUSTED EBITDA

●

Adjusted EBITDA, a non-GAAP measure, for the first quarter of 2022 was negative $814,000 compared with positive $2.8 million for the first quarter of 2021 and negative $5.5 million for the fourth quarter of 2021. We expect this number to steadily improve throughout the year, resulting in full year 2022 positive adjusted EBITDA.

CASH

●	Cash, cash equivalents, and restricted cash were $59.5 million as of March 31, 2022.

2022 Revenue Guidance

Management is affirming 2022 revenue guidance, which is based on expectations for our existing business.

Total revenue for 2022 is expected to range from $159.5 million to $171.0 million, reflecting year-over-year growth of 34% to 44% and organic growth of 28% to 39%. COVID-19 related revenue is expected to account for approximately 8% to 9% of total revenue.

Total revenue expectations for 2022 include the following platform contributions:

●	Cell Processing platform: $64.0 million to $67.5 million, an increase of 42% to 50% over 2021 and organic growth of 30% to 35%. This includes biopreservation media and Sexton products.

●

Freezers and Thaw Systems platform: $74.0 million to $77.5 million, an increase of 31% to 37% over 2021 and organic growth of 28% to 39%. COVID-19 related revenue is expected to account for less than 5% of the freezer and thaw systems platform revenue in 2022. This includes cryogenic liquid nitrogen freezers and ULT Stirling freezers.

●

Storage and Storage Services platform: Total and organic revenue in a range of $21.5 million to $26.0 million, an increase of 22% to 48% over 2021. COVID-19 related revenue is expected to account for approximately 40% to 50% of the storage and storage services platform revenue. COVID-19 related storage revenue is generated from contracts, including contracts that extend beyond 2022.

Although the company does not provide guidance below the revenue line, we expect positive 2022 full year adjusted EBITDA.

Senior Management and Board to accept shares in lieu of a portion of their cash compensation to signal confidence in the business

To convey confidence in the business outlook and potential, several members of the leadership team have agreed to a board proposal that executives receive shares of BioLife Solutions common stock instead of a portion of their cash salaries. Similarly, all members of the board of directors have also agreed to accept stock in lieu of cash for board fees. This program is expected to commence immediately and run through at least August 1, 2022.

Conference Call & Webcast

Management will discuss the Company's financial results and provide a general business update on a conference call and live webcast today at 4:30 p.m. ET (1:30 p.m. PT).

To access the webcast, log onto the Investor Relations page of the BioLife Solutions website at https://www.biolifesolutions.com/earnings. In addition, the conference call will be accessible by dialing toll-free (877) 270-2148 for domestic callers and (412) 902-6510 for international callers. No passcode is required for the live call. A webcast replay will be available approximately two hours after the call and will be archived on https://www.biolifesolutions.com/ for 90 days.

About BioLife Solutions

BioLife Solutions is a leading supplier of class-defining bioproduction tools and services for the cell and gene therapy and broader biopharma markets. Our tools portfolio includes our proprietary CryoStor® and HypoThermosol® biopreservation media for shipping and storage, the ThawSTAR® family of automated, water-free thawing products, evo® cold chain management system,  high capacity cryogenic storage freezers, Stirling Ultracold mechanical freezers, SciSafe biologic storage services, and Sexton Biotechnologies cell processing tools. For more information, please visit www.biolifesolutions.com, www.scisafe.com, www.stirlingultracold.com, or www.sextonbio.com and follow BioLife on Twitter.

Cautions Regarding Forward Looking Statements

Except for historical information contained herein, this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements concerning the expected financial performance of the company following the completion of its 2019, 2020 and 2021 acquisitions and giving effect to the COVID-19 pandemic, the company's ability to implement its business strategy and anticipated business and operations, in particular following its recent acquisitions, the expected synergies between the company and the companies and products that it has recently acquired, the company’s ability to realize all or any of the anticipated benefits associated with its recent acquisitions, the potential utility of and market for the company's products and services and the company’s ability to cross sell its products and services, guidance for financial results for 2022, including regarding revenue of its recently acquired products, and potential revenue growth and changes in gross margin, adjusted gross margin and adjusted EBITDA gross margin, and potential market expansion, including with consideration to our recent acquisitions and giving effect to the COVID-19 pandemic, the company's anticipated future growth strategy, including the acquisition of synergistic cell and gene therapy manufacturing tools and services or technologies, regulatory approvals and/or commercial manufacturing of our customers' products, and potential customer revenue. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These statements are based on management's current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements, including among other things, unexpected costs, charges or expenses resulting from our recent acquisitions, market adoption of the company’s products (including the company’s recently acquired products), the ability of our recent acquisitions to be accretive on the company’s financial results, the ability of the company to continue to implement its business strategy, uncertainty regarding third-party market projections, market volatility, competition, litigation, the impact of the COVID-19 pandemic and supply chain issues, and those other factors described in our risk factors set forth in our filings with the Securities and Exchange Commission from time to time, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. We undertake no obligation to update the forward-looking statements contained herein or to reflect events or circumstances occurring after the date hereof, other than as may be required by applicable law.

Non-GAAP Measures of Financial Performance:

To supplement our financial statements, which are presented on the basis of U.S. generally accepted accounting principles (GAAP), the following non-GAAP measures of financial performance are included in this release: adjusted gross profit and gross margin, adjusted operating expenses, adjusted operating income/(loss), adjusted net income/(loss), earnings before interest, taxes, depreciation and amortization (EBITDA), and adjusted EBITDA. A reconciliation of GAAP to adjusted non-GAAP financial measures is included as an attachment to this press release. When analyzing the Company's operating results, investors should not consider non-GAAP measures as substitutes for the comparable financial measures prepared in accordance with GAAP.

Media & Investor Relations
At the Company Troy Wichterman
Chief Financial Officer
(425) 402-1400
twichterman@biolifesolutions.com

Investors

LHA Investor Relations

Jody Cain

(310) 691-7100

jcain@lhai.com

BIOLIFE SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, amounts in thousands, except share and per share amounts)

	Three Months Ended
	March 31,
(In thousands, except per share and share data)	2022	2021

Product revenue	$30,388	$13,776
Service revenue	3,090	2,204
Rental revenue	2,742	867
Total revenue	36,220	16,847
Costs and operating expenses:
Cost of product, rental, and service revenue (exclusive of Intangible asset amortization)	24,446	7,550
Research and development	3,781	1,987
Sales and marketing	4,891	2,021
General and administrative	11,196	4,830
Intangible asset amortization	2,863	933
Acquisition costs	11	998
Change in fair value of contingent consideration	(3,335)	(491)
Total operating expenses	43,853	17,828
Operating loss	(7,633)	(981)

Other income (expense), net
Change in fair value of warrant liability	-	(121)
Interest (expense) income, net	(163)	(16)
Other expense	131	-
Total other expense	(32)	(137)

Loss before income tax benefit	(7,665)	(1,118)
Income tax benefit	599	-
Net loss	$(7,066)	$(1,118)

Net (loss) income attributable to common shareholders
Basic and Diluted	$(0.17)	$(0.03)
Weighted average shares used to compute loss per share attributable to common shareholders:
Basic and Diluted	42,014,055	33,236,818

BIOLIFE SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(Unaudited, amounts in thousands, except per share amounts)

	Three Months Ended
	March 31,
(In thousands)	2022	2021

NET INCOME/(LOSS)	$(7,066)	$(1,118)
Other comprehensive income/(loss)	(156)	-
COMPREHENSIVE INCOME/(LOSS)	$(7,222)	$(1,118)

BIOLIFE SOLUTIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION

(Unaudited, amounts in thousands)

	March 31,	December 31,
(In thousands)	2022	2021
Cash, cash equivalents and restricted cash	$59,473	$69,870
Accounts receivable, net	24,271	23,217
Inventories	30,200	28,345
Total current assets	118,701	125,859
Total assets	544,012	554,057

Accounts Payable	11,711	14,945
Total current liabilities	35,040	40,381
Total liabilities	65,492	73,920
Total shareholders' equity	$478,520	$480,137

BIOLIFE SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS INFORMATION

(Unaudited, amounts in thousands)

	Three Months Ended
	March 31,
(In thousands)	2022	2021
Net cash (used in) provided by operating activities	$(7,924)	$1,820
Net cash used in investing activities	(2,270)	(4,427)
Net cash (used in) provided by financing activities	(181)	1,216
Effects of currency translation	(22)	-
Net decrease in cash, cash equivalents and restricted stock	$(10,397)	$(1,391)

BIOLIFE SOLUTIONS, INC.

RECONCILIATION OF GAAP GROSS PROFIT TO NON-GAAP (ADJUSTED) GROSS PROFIT

(Unaudited, amounts in thousands)

	Three Months Ended
	March 31,
(In thousands)	2022	2021
GAAP GROSS PROFIT	$10,681	$8,711
GAAP GROSS MARGIN	29%	52%

ADJUSTMENTS TO GROSS PROFIT:
Inventory step-up	-	32
Intangible asset amortization	1,093	586
ADJUSTED GROSS PROFIT	$11,774	$9,329
ADJUSTED GROSS MARGIN	33%	55%

BIOLIFE SOLUTIONS, INC.

RECONCILIATION OF GAAP OPERATING EXPENSES TO NON-GAAP (ADJUSTED) OPERATING EXPENSES

(Unaudited, amounts in thousands)

	Three Months Ended
	March 31,
(In thousands)	2022	2021
GAAP OPERATING EXPENSES	$43,853	$17,828

ADJUSTMENTS TO OPERATING EXPENSES:
Cost of product, rental, and service revenue	(24,446)	(7,550)
Acquisition costs	(11)	(998)
Intangible asset amortization	(2,863)	(933)
Loss on disposal of assets	(97)	(3)
Change in fair value of contingent consideration	3,335	491
ADJUSTED OPERATING EXPENSES	$19,771	$8,835

BIOLIFE SOLUTIONS, INC.

RECONCILIATION OF GAAP OPERATING INCOME (LOSS) TO NON-GAAP (ADJUSTED) OPERATING INCOME (LOSS)

(Unaudited, amounts in thousands)

	Three Months Ended
	March 31,
(In thousands)	2022	2021
GAAP OPERATING INCOME/(LOSS)	$(7,633)	$(981)

ADJUSTMENTS TO OPERATING INCOME:
Inventory step-up	-	32
Acquisition costs	11	998
Intangible asset amortization	2,863	933
Loss on disposal of assets	97	3
Change in fair value of contingent consideration	(3,335)	(491)
ADJUSTED OPERATING INCOME/(LOSS)	$(7,997)	$494

BIOLIFE SOLUTIONS, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP (ADJUSTED) NET INCOME (LOSS)

(Unaudited, amounts in thousands)

	Three Months Ended
	March 31,
(In thousands)	2022	2021
GAAP NET INCOME/(LOSS)	$(7,066)	$(1,118)

ADJUSTMENTS TO NET INCOME/(LOSS):
Inventory step-up	-	32
Acquisition costs	11	998
Intangible asset amortization	2,863	933
Loss on disposal of assets	97	3
Change in fair value of contingent consideration	(3,335)	(491)
Change in fair value of warrant liability	-	121
ADJUSTED NET INCOME/(LOSS)	$(8,029)	$478

BIOLIFE SOLUTIONS, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP (ADJUSTED) EBITDA

(Unaudited, amounts in thousands)

	Three Months Ended
	March 31,
(In thousands)	2022	2021
GAAP NET INCOME/(LOSS)	$(7,066)	$(1,118)

ADJUSTMENTS:
Interest expense/(income), net	163	16
Income tax benefit	(599)	-
Depreciation	1,653	777
Intangible asset amortization	2,863	933
EBITDA	$(2,986)	$608

OTHER ADJUSTMENTS:
Share-based compensation (non-cash)	5,399	1,505
Inventory step-up	-	32
Acquisition costs	11	998
Loss on disposal of assets	97	3
Change in fair value of contingent consideration	(3,335)	(491)
Change in fair value of warrant liability	-	121
ADJUSTED EBITDA	$(814)	$2,776

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